UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 27, 2004, Washington Gas Light Company (Washington Gas or the Company), a wholly owned subsidiary of WGL Holdings, Inc., filed an expedited rate case application with the State Corporation Commission of Virginia (SCC of VA) to increase rates for customers served in Virginia. The application requested an increase in annual revenues of $19.6 million, with an overall rate of return of 8.70 percent and a 10.50 percent return on common equity. On February 26, 2004, based upon expedited rate case filing procedures, the Company placed the proposed revenue increase into effect, subject to refund, pending the SCC of VA’s final decision in the proceeding. Accordingly, the Company’s financial statements reflect a provision for rate refunds, representing the refund required based on management’s judgment of the rate case outcome.

On August 20, 2004, the Staff of the SCC of VA (VA Staff) filed testimony in response to the Company’s proposed rate application. The filed testimony proposes a reduction in annual revenues of $6.5 million, which reflects among other proposed adjustments, a recommendation to lower the overall return to 8.28 percent and the return on common equity to 9.7 percent.

Additional testimony was filed by the VA Staff proposing adjustments to an earnings test calculation for the twelve-month period ending June 30, 2003. Under conditions imposed in the Company’s last rate case, an annual earnings test is intended to quantify excess earnings above the Company’s allowed rate of return and to account for the proposed excess earnings as a reduction to a regulatory asset as more fully described in the Company’s most recent quarterly report on the Securities and Exchange Commission’s Form 10-Q as of June 30, 2004. Under the VA Staff’s proposal, the Company would be required to record depreciation expense of $6.1 million (pre-tax), and to reduce the regulatory asset established in relationship to this earnings test issue.

Testimony was also filed by the Apartment and Office Building Association (AOBA) in response to the Company’s proposed rate application that, if adopted, would result in an increase in annual revenues of $9.8 million consistent with a proposed overall rate of return of 7.84 percent and a return on common equity of 9.24 percent.

The schedule for the case includes rebuttal testimony to be filed by September 3, 2004, evidentiary hearings to be held on September 20 and 21, 2004, and final briefs to be submitted thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: August 26, 2004	/s/ Mark P. O’Flynn
Mark P. O’Flynn Controller (Principal Accounting Officer)